Exhibit 1.01

Ballard Power Systems Inc.
Conflict Minerals Report
For the Year Ended December 31, 2016

 This Conflict Minerals Report (the Report) has been prepared in compliance with Rule 13p-1 and Form SD (the Rule) pursuant to the Securities Exchange Act of 1934, as amended, for the year ended December 31, 2016.  It has been prepared by management of Ballard Power Systems Inc. (herein referred to as “Ballard,” “the Company”, “we,” “us,” or “our”) and includes information relating to the activities of all consolidated subsidiaries.
The Rule imposes certain reporting obligations when an SEC registrant company manufactures or contracts to manufacture products that contain minerals specified in the Rule which are necessary to the functionality or production of those products. The specified minerals are cassiterite, columbite-tantalite (coltran), wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (collectively, the Conflict Minerals).

As described in this Report, certain of Ballard’s operations manufacture or contract to manufacture products and the Conflict Minerals are necessary to the functionality or production of those products.

If a registrant can establish that the Conflict Minerals originated from sources other than the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia or Angola (the Covered Countries), or from recycled and scrap sources, or if it has no reason to believe that its Conflict Minerals may have originated in the Covered Countries, or if based on its reasonable country of origin inquiry the registrant reasonably believes that its Conflict Minerals did come from recycled or scrap sources, they must submit a Form SD which describes the Reasonable Country of Origin Inquiry completed.

If a registrant has reason to believe that any of the Conflict Minerals in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those Conflict Minerals, then the issuer must exercise due diligence on the Conflict Minerals source and chain of custody. The registrant must annually submit a report, Conflict Minerals Report (CMR), to the SEC that includes a description of those due diligence measures.

The report presented herein is not audited as the Rule provides that if a registrant’s products are “DRC conflict undeterminable” during the specified grace period, the CMR is not subject to an independent private sector audit.

Description of The Company’s Products Covered by this Report

Ballard provides products in two distinct product classes:

1.
Fuel cell stacks:  Ballard provides FCgen® and FCvelocity® fuel cell stacks to original equipment manufacturer customers and system integrators that use the stacks to produce fuel cell systems for power solutions.

2.	Fuel cell modules: Ballard builds the stacks into self-contained FCvelocity®- HD or MD modules that are plug-and-play into larger fuel cell systems.

All of our products contain electronic, electrical and/or heating components that are necessary to the functionality of these products, and all of these components contain one or more Conflict Minerals.

Part I. Due Diligence

1.1    Design of Due Diligence

The Company has conducted a good faith reasonable country of origin inquiry (RCOI) regarding the Conflict Minerals.  This good faith RCOI was designed to determine, to the extent reasonably possible, whether any Conflict Minerals in our products originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources.  We also exercised due diligence on the source and chain of custody of Conflict Minerals in our products.

Our due diligence measures have been designed to conform, in all material respects, with the framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition (OECD Guidance) and the related Supplements for gold and for tin, tantalum and tungsten.

1.2    Supply chain

We purchase hundreds of components for our products, including electronic boards, valves, heating elements, electrical connectors and other hardware items, all of which are procured through a wide variety of commercial sources.

As a downstream company (as the term is used in the OECD Guidance), Ballard does not purchase Conflict Minerals directly from mines, smelters or refiners and does not have any direct relationship with them.  Our supply chain with respect to our products is complex and there are many parties in the supply chain between the manufacture of our products and the original source of Conflict Minerals.

1.3    Controls Systems

Ballard has established a management system for Conflict Minerals. Our management system includes a compliance team sponsored by our Vice President, Operations; as well as senior management representatives and a team of subject matter experts from relevant functions such as Supply Chain, Manufacturing, Finance and Legal. The team is responsible for implementing our Conflict Minerals compliance strategy and is led by a senior supply chain manager. Senior management is briefed about the results of our due diligence efforts on a regular basis.

We also participate in the Conflict Free Sourcing Initiative (CFSI), an initiative for companies from a range of industries addressing conflict minerals issues in their supply chains.
Other controls include, but are not limited to, our Code of Conduct which outlines expected behaviors for all Ballard employees, our Conflict Minerals Policy (reprinted below) and our Supplier Conduct Principles (available at http://www.ballard.com/files/PDF/Suppliers/Supplier_Conduct_Principles_POL5100158_Rev0A.pdf).

1.4    Conflict Minerals Policy

We have adopted the following Conflict Minerals policy:

The mining of certain minerals from the eastern portion of the Democratic Republic of the Congo (DRC) and surrounding countries has financed armed conflict, resulting in violence and human rights violations in the region.  In July 2010, the US Congress passed legislation requiring the US Securities and Exchange Commission (SEC) to adopt rules that all US publicly traded companies must disclose their use of Conflict Minerals.  The SEC defines "Conflict Minerals" as gold, cassiterite, columbite-tantalite, wolframite, or their derivatives (specifically, tin, tantalum, and tungsten), or any other minerals or their derivatives determined by the US Secretary of State to be financing conflict in this region.

Ballard is committed to avoiding the use of Conflict Minerals which directly or indirectly finance or benefit armed groups in the DRC or adjoining countries.  Ballard is committed to complying with the reporting obligations required by the SEC, including the requirement that Ballard conduct inquiries into the source of any Conflict Minerals included in its products.

Ballard does not directly purchase or source the raw metals used in our products. For this reason, tracing the path of minerals throughout our supply chain is a complex process. We also do not have complete visibility into the sources of all component minerals. However, we actively engage with our suppliers to promote responsible sourcing practices, and we conduct due diligence to determine whether the materials provided by our suppliers contain Conflict Minerals.

Ballard suppliers are required to acknowledge Ballard’s Code of Conduct, which includes requirements regarding Conflict Minerals and responsible sourcing.  Suppliers are also responsible for passing the same requirements on to their suppliers.

Suppliers will be required to declare that all products supplied either:

•	Do not contain tantalum, tin, tungsten or gold that are necessary to their production or functionality, or,

•	If they do contain these minerals, that they originate from non-conflict areas or from smelters that have been validated by an independent private sector party to be conflict free.

Ballard will evaluate its relationships with its suppliers on an ongoing basis to ensure continued compliance with this policy.  Ballard reserves the right to request additional documentation from its suppliers regarding the source of any Conflict Minerals included in its products.  In addition, suppliers must maintain and provide to Ballard upon request traceability data for a minimum of five years.  Suppliers who do not comply with these requirements shall be reviewed by Ballard’s supply chain organization for future business.

For additional information about our commitment to responsible sourcing and other human rights, see our Supplier Principles of Conduct.

1.5    Certification or Audit of Smelters and Refiners

We do not have a direct relationship with Conflict Minerals smelters and refiners and do not perform or direct audits of these entities within our supply chain. We rely on the list of smelters and refiners that have received a “conflict free” designation from the Conflict Free Smelter Program (CFSP), or other independent third-party audit program, which provide country of origin and due diligence information on the Conflict Minerals sourced by such facilities.

We have determined that the most reasonable method of determining the mines or locations of origin of the Conflict Minerals in our supply chain is to identify the smelters and refiners supplying the Conflict Minerals by requesting our suppliers to complete the Template (as defined below), and then checking those smelters and refiners with the CFSP list.

1.6    Risk Assessment

We have identified 754 direct suppliers of various raw materials, products and services. Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify factors upstream from our direct suppliers. Accordingly we rely on these suppliers to provide us with information about the source of Conflict Minerals contained in the components supplied to us.  Our direct suppliers are similarly reliant upon information provided by their suppliers. Many of the largest suppliers are also SEC registrants and subject to the Rule.

It is not practical to conduct a survey of all our suppliers and we believe a reasonable approach would be to conduct a survey of the suppliers who represented the majority of our expenditures in 2016 for purchases related to products we manufacture.  In addition, we included suppliers of components that by their nature were likely to contain Conflict Minerals. In total, we identified 225 direct suppliers for our survey. We believe that this risk-based approach is consistent with how many peer companies are approaching their due diligence.

Supplier Survey

We conducted a survey of those suppliers described above using the template developed by the Electronic Industry Citizenship Coalition® (EICC®) and The Global e-Sustainability Initiative (GeSI), known as the CFSI Reporting Template (the Template). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the template contains questions about the origin of Conflict Minerals included in their products, as well as supplier due diligence. Training resources illustrating the use of the tool are available on CFSI’s website. The Template is being used by many companies in their due diligence processes related to Conflict Minerals.

Survey Responses

We received responses from 43% of the suppliers surveyed. We reviewed the responses against criteria developed to determine which required further engagement with our suppliers. These criteria included untimely or incomplete responses as well as inconsistencies within the data reported in the template. We will work directly with these suppliers to provide revised responses in the future.

Eighteen (18) suppliers were able to identify specifically the smelters or refiners of Conflict Minerals that may have gone into parts supplied to Ballard.  These responses included the names of 313 entities. We compared these facilities to the CFSP list of smelters and refiners and where a supplier indicated that the facility was certified as Conflict-Free, we ensured that the name was listed by CFSP.  All of the smelters or refiners named were certified Conflict-Free by CSFP.

None of our suppliers provided information at a part number level. The large majority of the responses received provided data at a company or divisional level and, except as described above the majority of our direct suppliers were unable to specify the smelters or refiners used for components supplied to Ballard. Therefore, except as set out below, we are unable to identify any of the smelters or refiners that are actually in our supply chain.

Smelters or Refiners

The known smelters and refiners of Conflict Minerals that went into parts supplied to Ballard identified by our direct suppliers are listed in the Appendix.

1.7    Risk Mitigation & Future Due Diligence Measures

In response to this risk assessment, Ballard has an approved risk management plan, through which the Conflict Minerals program is implemented, managed and monitored. Updates to this risk assessment are provided regularly to senior management.

We intend to take the following steps to improve the due diligence conducted to further mitigate any risk that the necessary Conflict Minerals in our products could benefit armed groups in the DRC or adjoining countries:

•
As we enter into new contracts, or our contracts renew, we are adding a clause to require suppliers to provide information about the source of Conflict Minerals and smelters. It will take a number of years to ensure that all our supplier contracts contain appropriate flow-down clauses. In the meantime we are working with selected suppliers to insure they provide the Conflict Minerals sourcing information until the contracts can be amended.

•	Expand the number of suppliers requested to supply information.

•	Engage with suppliers and direct them to training resources to attempt to increase the response rate and improve the content of the supplier survey responses.

•
Engage any of our suppliers whom we have reason to believe are supplying us with Conflict Minerals from sources that may support conflict in the DRC or any adjoining country to establish an alternative source of Conflict Minerals that does not support such conflict, as provided in the OECD guidance.

•	Work with relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.

Part II. Product Description

DRC Conflict Undeterminable

After exercising the due diligence described above, Ballard was unable to determine whether or not each of our products qualify as “DRC conflict free”, as defined under the Rule.  Accordingly, we have reasonably determined that all of our products are “DRC conflict undeterminable”, as defined in the Rule.

The facilities used to process the Conflict Minerals in our product and their countries of origin, to the extent known, are set out above.

Ballard expects to take the risk mitigation steps described above to improve its due diligence efforts and to further mitigate the risk that Conflict Minerals contained in our products finance or benefit armed groups in the Covered Countries.

Appendix

Smelters or Refiners

The known smelters and refiners of Conflict Minerals that went into parts supplied to Ballard identified by our direct suppliers are:

Metal (*)	Smelter Reference List (*)	Smelter Country (*)	Smelter Identification
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	Caridad	MEXICO	CID000180
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969
Gold	Zhongjin Gold Corporation Limited	CHINA	CID002224
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Republic Metals Corporation	UNITED STATES	CID002510
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707
Gold	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)	CID001078
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176

Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Daejin Indus Co., Ltd.	KOREA (REPUBLIC OF)	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	DODUCO GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)	CID000359
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA	CID001322
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Gujarat Gold Centre	INDIA	CID002852
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	HwaSeong CJ Co., Ltd.	KOREA (REPUBLIC OF)	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA (REPUBLIC OF)	CID002605
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093

Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Précinox S.A.	SWITZERLAND	CID001498
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290
Gold	Sai Refinery	INDIA	CID002853
Gold	Samduck Precious Metals	KOREA (REPUBLIC OF)	CID001555
Gold	SAMWON Metals Corp.	KOREA (REPUBLIC OF)	CID001562
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Tony Goetz NV	BELGIUM	CID002587
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA (REPUBLIC OF)	CID001955
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243
Gold	Metalor USA Refining Corporation	UNITED STATES	CID00157
Gold	PAMP SA	SWITZERLAND	CDI001352
Gold	L' azurde Company For Jewelry	SAUDI ARABIA	CID0010232
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568
Tantalum	Telex Metals	UNITED STATES	CID001891
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION	CID001769
Tantalum	ULBA	KAZAKHSTAN	CID001969
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557
Tantalum	RFH	CHINA	CID001522
Tantalum	F & X	CHINA	CID000460
Tantalum	Taki Chemicals	JAPAN	CID001869
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192
Tantalum	Hi-Temp	UNITED STATES	CID000731
Tantalum	Exotech Inc.	UNITED STATES	CID000456
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
Tantalum	Duoluoshan	CHINA	CID000410
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Tranzact, Inc.	UNITED STATES	CID002571
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547

Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556
Tantalum	Power Resources Ltd.	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)	CID002847
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tin	Yunnan Tin Company, Ltd.	CHINA	CID002180
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Funsur Smelter	PERU	CID001182
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	Toboca/ Paranapenema	BRAZIL	CID001173
Tin	EM Vinto	BOLIVIA	CID000438
Tin	Cooper Santa	BRAZIL	CID000295
Tin	Thaisarco	THAILAND	CID001898
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	CV United Smelting	INDONESIA	CID000315
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	XiHai - Liuzhou China Tin Group Co ltd	CHINA	CID001070

Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
Tin	Gejiu Zi-Li	CHINA	CID000555
Tin	Fenix Metals	POLAND	CID000468
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Kai Unita Trade Limited Liability Company	CHINA	CID000942
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	White Solder Metalurgica	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	Smelter not listed	UNITED STATES OF AMERICA	38-3402115
Tin	Smelter not listed	UNITED STATES OF AMERICA	27-0303194
Tin	Smelter not listed	UNITED STATES OF AMERICA	38164317
Tin	Smelter not listed	UNITED STATES OF AMERICA	00-897-0758
Tin	An Thai Minerals Co., Ltd.	VIET NAM	CID002825
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Dua Sekawan	INDONESIA	CID002592
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	CV Serumpun Sebalai	INDONESIA	CID000313
Tin	CV Tiga Sekawan	INDONESIA	CID002593
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Dowa	JAPAN	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	Elmet S.L.U.	SPAIN	CID002774
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858

Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	PT JusTindo	INDONESIA	CID000307
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870
Tin	PT O.M. Indonesia	INDONESIA	CID002757
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	H.C. Starck GmbH	GERMANY	CID002541
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Kennametal Fallon	UNITED STATES	CID000966
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	CID000766
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tungsten	Unecha Refractory Metals Plant	RUSSIAN FEDERATION	CID002724
Tungsten	Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)	CID002843
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868